UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Cole Boulevard, Suite 350, Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 575-4222

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in its Current Report on Form 8-K filed on May 1, 2015, on April 27, 2015, Electronic Cigarettes International Group, Ltd. (the “Company”) entered into a Credit Agreement (as amended, the “Lead Lender Credit Agreement”) with an institutional investor (the “Lead Lender”), pursuant to which the Lead Lender made a term loan (“Term Loan”) to the Company in the original principal amount of $35,000,000 and that provides for interest at 12.00% per annum. As previously disclosed in its Current Report on Form 8-K filed on July 2, 2015, on June 26, 2015, the Company and the Lead Lender entered into an amendment to the Lead Lender Credit Agreement pursuant to which the Lead Lender made a second Term Loan to the Company in the principal amount of $6,000,000. As previously disclosed in its Current Report on Form 8-K filed on November 5, 2015, on October 30, 2015, the Company and the Lead Lender entered into an amendment to the Lead Lender Credit Agreement pursuant to which the Lead Lender made a third Term Loan to the Company in the principal amount of $18,000,000.

On January 11, 2016, the Company and the Lead Lender entered into Amendment No. 4 to the Lead Lender Credit Agreement (the “Amendment”) pursuant to which the Company and the Lead Lender amended the Lead Lender Credit Agreement to provide for a fourth closing under the Lead Lender Credit Agreement and for an additional Term Loan to the Company in the principal amount of $9,042,955, resulting in an aggregate outstanding principal balance under the Lead Lender Credit Agreement of $68,042,955. The Term Loan made pursuant to the Amendment shall mature on April 27, 2018 and shall bear interest on the outstanding principal balance at the rate of 12.0% per annum, payable on a quarterly basis and is evidenced by a Term Note in substantially the same form as issued to the Lead Lender at the first, second and third closings. For the period commencing October 2016 through March 2018, the Company is required to make aggregate monthly principal payments under the outstanding Term Loans from the Lead Lender of $1,167,000 and the remaining principal balance and accrued interest on such Term Loans are payable in full in April 2018.

The Company granted the Lead Lender additional warrants (the “Warrants”) to purchase an aggregate of 45,214,775 shares of common stock, par value $0.001 per share, of the Company, at an exercise price of $0.25 per share of common stock. The Warrants are evidenced by Common Stock Purchase Warrants in substantially the same form as issued to the Lead Lender at the first, second and third closings.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

The issuance of the Warrants in connection with the Amendment was made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act.

Item 8.01	Other Events

On January 12, 2016, the Company issued a press release announcing the amendment to the Lead Lender Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No.4 to Credit Agreement, dated January 11, 2016, by and between the Company and the Lead Lender.
99.1	Press Release Dated January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2016		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ Philip Anderson
Name: Philip Anderson Title: Chief Financial Officer